Exhibit 99.4
INTRODUCTION

Synalloy Corporation and subsidiaries (the “Company”) completed the purchase of the business assets of Color Resources, LLC ("CRI") and the building and land located in Fountain Inn, South Carolina where CRI was the sole tenant ("CRI Facility"). CRI Tolling, LLC ("CRI Tolling"), a South Carolina limited liability company and wholly-owned subsidiary of Synalloy, will continue CRI's business as that of a toll manufacturer that provides outside manufacturing resources to global and regional chemical companies. On August 9, 2013, Synalloy completed the purchase of the CRI Facility for a total purchase price of $3,450,000. On August 26, 2013, Synalloy completed the purchase of certain assets and assumed certain operating liabilities of CRI through CRI Tolling. The assets purchased from CRI included accounts receivable, inventory, certain other assets, and equipment, net of assumed payables. The total purchase price was $1,100,000.

The unaudited pro forma condensed combined consolidated balance sheet as of June 29, 2013 combines the historical consolidated balance sheet of the Company and the historical consolidated balance sheet of CRI to illustrate the estimated effect of the acquisition on the Company's financial statements as if it had occurred on June 29, 2013. The unaudited pro forma condensed combined consolidated statements of operations combines the historical consolidated statements of operations of the Company for the six months ended June 29, 2013 and June 30, 2012 and the year ended December 29, 2012 with the historical statements of operations of CRI for the six months ended June 30, 2013 and 2012 and for the year ended December 31, 2012. The unaudited pro forma condensed combined consolidated financial statements are based on certain estimates and assumptions made with respect to the combined operations of the Company and CRI, which we believe are reasonable. The unaudited pro forma condensed combined consolidated statements of operations are presented for illustrative purposes only and do not purport to be indicative of the results of operations of the Company or CRI that actually would have been achieved had the acquisition of CRI been completed on the assumed dates, or to project the Company's results of operations for any future date or period. The unaudited pro forma condensed combined consolidated statements of operations give pro forma effect to the acquisition as if it had occurred on the first day of the financial period presented.

The transaction is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States of America. Under this method, the total consideration transferred to consummate the acquisition is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the acquisition. The acquisition method of accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets, if any, acquired and liabilities assumed. The unaudited condensed combined consolidated pro forma statements of operations do not include the costs that the Company may incur to integrate CRI, and these costs may be material.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to continually impact the combined results of the Company and CRI. The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. In addition, the condensed combined consolidated financial statements were derived from, and should be read in conjunction with, the information for the six months ended June 29, 2013 and June 30, 2012 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2013 and the Annual Report on Form 10-K for the year ended December 29, 2012.

The historical condensed combined financial information regarding CRI that is included in this report has been prepared by and is the responsibility of the Company. In addition, we are in the process of reviewing CRI's financial statement classifications for conformity with the Company's classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information on a prospective basis.

The statements contained in these notes that are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as our expectations for future sales results or future expense changes compared with previous periods, are only predictions. These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will,” “intends,” “may,” “believes,” “anticipates,” “should” and “expects,” and are based on our current expectations or beliefs concerning future events that involve risks and uncertainties. Actual events or results may differ materially as a result of risks and uncertainties as described in “Item 1A. Risk Factors” in the Company's Quarterly Report on Form 10-Q for the six months ended June 29, 2013 and the Annual Report on Form 10-K for the year ended December 29, 2012, other risks referenced in our Securities and Exchange Commission filings, or other unanticipated risks. We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

	Synalloy	CRI	Pro Forma
	June 29,	June 30,
	2013	2013	Adjustments		Total
Assets
Current assets
Cash and cash equivalents	$142,808	$31,050	$(31,050)	(1)	$142,808
Accounts receivable, less allowance for
doubtful accounts	36,381,202	546,596	—		36,927,798
Inventories, net	57,106,370	347,432	(96,704)	(1)	57,357,098
Deferred income taxes	2,944,434	—	—		2,944,434
Prepaid expenses and other current assets	6,287,155	65,831	(54,136)	(1)	6,298,850
Total current assets	102,861,969	990,909	(181,890)		103,670,988

Cash value of life insurance	2,603,219	—	—		2,603,219
			(113,874)	(1)
			1,562,070	(2)
Property, plant & equipment, net	29,261,908	844,874	3,450,000	(8)	35,004,978
Goodwill	18,252,678	—	—		18,252,678
Intangible asset, net	7,695,000	—	—		7,695,000
Deferred charges, net and other non-current assets	459,635	223	(223)	(1)	459,635

Total assets	$161,134,409	$1,836,006	$4,716,083		$167,686,498

Liabilities, redeemable members' deficit and shareholders' equity
Current liabilities
Current portion of long-term debt	$2,250,000	$5,842,936	$(5,842,936)	(1)	$2,250,000
Accounts payable	17,470,464	214,712	—		17,685,176
Accrued expenses	9,759,204	382,908	(382,908)	(1)	9,759,204
Other current liabilities	140,823	9,316	(9,316)	(1)	140,823
Total current liabilities	29,620,491	6,449,872	(6,235,160)		29,835,203

			(41,232)	(1)
Long-term debt	41,773,859	41,232	4,550,000	(3)	46,323,859
Long-term contingent consideration	5,794,031	—	—		5,794,031
Deferred income taxes	7,645,119	—	—		7,645,119
Other long-term liabilities	782,372	1,634,325	(1,634,325)	(1)	782,372

Redeemable members' deficit	—	(6,289,423)	6,289,423	(9)	—

Shareholders' equity
Common stock	8,000,000	—	—		8,000,000
Capital in excess of par value	1,544,893	—	—		1,544,893
Retained earnings	80,214,872	—	1,787,377	(2)	82,002,249
Redeemable members' deficit	—
Less cost of common stock in treasury	(14,241,228)	—	—		(14,241,228)
Total shareholders' equity	75,518,537	—	1,787,377		77,305,914
Commitments and contingencies

Total liabilities, redeemable members' deficit,
and shareholders' equity	$161,134,409	$1,836,006	$4,716,083		$167,686,498
See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

	For the Six Months Ended
	Synalloy	CRI
	June 29,	June 30,	Pro Forma
	2013	2013	Adjustments		Pro Forma

Net sales	$114,109,287	$2,517,958	$—		$116,627,245

Cost of goods sold	100,075,791	2,071,283	123,429	(6)	102,270,503

Gross profit	14,033,496	446,675	(123,429)		14,356,742

Selling and administrative expense	8,799,461	838,870	—		9,638,331

Operating income (loss)	5,234,035	(392,195)	(123,429)		4,718,411

Other (income) and expense
			(306,897)	(4)
Interest expense	714,227	306,897	108,263	(5)	822,490
Change in fair value of interest rate swap	(633,109)	—	—		(633,109)
Other, net	(194)	—	—		(194)

Income (loss) before income taxes	5,153,111	(699,092)	75,205		4,529,224

Provision (benefit) for income taxes	1,775,000	—	(218,000)	(7)	1,557,000

Net income (loss)	$3,378,111	$(699,092)	$293,205	(10)	$2,972,224

Net income per common share:
Basic	$0.53				$0.47
Diluted	$0.53				$0.46

Weighted average shares outstanding:
Basic	6,371,013				6,371,013
Dilutive effect from stock options and grants	58,872				58,872
Diluted	6,429,885				6,429,885

See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

	For the Six Months Ended
	Synalloy	CRI
	June 30,	June 30,	Pro Forma
	2012	2012	Adjustments		Pro Forma

Net sales	$94,250,210	$4,127,209	$—		$98,377,419

Cost of goods sold	83,897,819	2,990,357	140,425	(6)	87,028,601

Gross profit	10,352,391	1,136,852	(140,425)		11,348,818

Selling and administrative expense	6,695,060	979,053	—		7,674,113

Operating income	3,657,331	157,799	(140,425)		3,674,705

Other (income) and expense
			(285,469)	(4)
Interest expense	92,023	285,469	108,263	(5)	200,286

Other, net	(135,148)	—	—		(135,148)

Income (loss) before income taxes	3,700,456	(127,670)	36,781		3,609,567

Provision (benefit) for income taxes	1,273,000	—	(32,000)	(7)	1,241,000

Net income (loss)	$2,427,456	$(127,670)	$68,781	(10)	$2,368,567

Net income per common share:
Basic	$0.38				$0.37
Diluted	$0.38				$0.37

Weighted average shares outstanding:
Basic	6,335,667				6,335,667
Dilutive effect from stock options and grants	51,043				51,043
Diluted	6,386,710				6,386,710

See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

	For the Years Ended
	Synalloy	CRI
	December 29,	December 31,	Pro Forma
	2012	2012	Adjustments		Pro Forma

Net sales	$197,658,874	$7,191,887	$—		$204,850,761

Cost of goods sold	175,730,511	5,827,306	266,833	(6)	181,824,650

Gross profit	21,928,363	1,364,581	(266,833)		23,026,111

Selling and administrative expense	14,140,355	1,691,304	—		15,831,659

Operating income (loss)	7,788,008	(326,723)	(266,833)		7,194,452

Other (income) and expense
			(576,404)	(4)
Interest expense	600,893	576,404	216,525	(5)	817,418
Change in fair value of interest rate swap	880,583	—	—		880,583
Acquisition related	113,648	—	—		113,648
Non-recurring impairment of goodwill
and intangibles	—	5,955,495	—		5,955,495
Other, net	(148,028)		—		(148,028)

Income (loss) before income taxes	6,340,912	(6,858,622)	93,046		(424,664)

Provision (benefit) for income taxes	2,106,000	—	(2,250,000)	(7)	(144,000)

Net income (loss)	$4,234,912	$(6,858,622)	$2,343,046	(10)	$(280,664)

Net income (loss) per common share:
Basic	$0.67				$(0.04)
Diluted	$0.66				$(0.04)

Weighted average shares outstanding:
Basic	6,341,856				6,341,856
Dilutive effect from stock options and grants	52,488				52,488
Diluted	6,394,344				6,394,344

See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The purchase price for the acquisition was $3,450,000 for the CRI Facility and $1,100,000 for certain assets acquired and certain operating liabilities assumed.

A summary of sources and uses of proceeds for the acquisition is as follows:

Sources of Funds:
Proceeds of term loan	$4,550,000
Total sources of funds	$4,550,000

Uses of Funds:
Acquisition of certain CRI assets, net of assumed liabilities	$4,550,000
Total uses of funds	$4,550,000

The purchase price for the CRI acquisition was funded through a new term loan with the Company's bank.

The total consideration transferred is allocated to CRI's net tangible and identifiable intangible assets based on their fair value as of August 26, 2013. The excess of the fair value of certain net assets acquired exceeds the consideration transferred and therefore a one-time pre-tax gain will be recorded in the third quarter of 2013. The allocation of the total consideration paid to the fair value of the assets acquired and liabilities assumed as of August 26, 2013 is as follows:

Accounts receivable, net	$525,454
Inventories	232,771
Building and land	4,100,000
Prepaid assets	11,695
Fixed assets	1,643,070
Other liabilities assumed	(383,002)
Net fair value	6,129,988
Consideration transferred	(4,550,000)
Excess of fair value of assets acquired	$1,579,988

Pro Forma Adjustments and Assumptions

(1)	Represents adjustment to record elimination of net assets not acquired by the Company.
(2)	Represents the estimated fair value adjustment to the carrying value of CRI's property, plant, and equipment in purchase accounting.
(3)	Represents additional borrowings provided by a ten-year term note at consummation of acquisition.
(4)	Represents adjustment to eliminate interest expense recorded by CRI.
(5)
Represents interest expense incurred on additional borrowings provided by a term note obtained in the amount of $4,033,250 and an increase in the Company's line of credit of $516,750, based on the Company's borrowing rates at time of acquisition.

(6)
Represents adjustment to CRI's depreciation expense based on the fair value adjustments using estimated useful lives of property plant, and equipment following the straight-line method of depreciation for financial reporting purposes.

(7)	Represents adjustment of income tax expense based upon CRI's addition to the consolidated Synalloy tax provision calculation.
(8)	Represents adjustment to record the acquisition of CRI's building and property.
(9)	Represents elimination of CRI's historical members' equity (deficit) account balances in purchase accounting.
(10)	Represents impact on net income (loss) as a result of pro forma adjustments recognized.

Reclassifications

Certain CRI numbers for the six months ended June 30, 2013 and 2012 and for the year ended December 31, 2012 have been reclassified to conform to the Company's presentation in the accompanying pro forma condensed combined consolidated statements of operations. These reclassifications had no material effect on previously reported results of operations or redeemable members' equity (deficit).